Exhibit 99.1


                                          POST OFFICE BOX 787
                                           LEBANON, TENNESSEE
                                                   37088-0787
                                           PHONE 615.444.5533

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CBRL GROUP, INC.
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[LOGO OF CBRL GROUP, INC.]

                                    Contact:  Lawrence E. White
                                              Senior Vice President, Finance
                                              and Chief Financial Officer

CBRL GROUP, INC. REGISTRATION STATEMENT FOR ZERO COUPON SENIOR CONVERTIBLE
                      NOTES DECLARED EFFECTIVE BY SEC

LEBANON, Tenn. - (July 11, 2002) - CBRL Group, Inc. (Nasdaq: CBRL) announced today that its registration statement relating to the resale by holders of CBRL's 3.0% zero coupon senior convertible notes due 2032 (the "Notes"), shares of CBRL common stock issuable upon conversion and/or redemption of the Notes, and guarantees of the Notes by CBRL's subsidiaries, has been declared effective by the Securities and Exchange Commission.

The Notes were originally issued by CBRL in April 2002 in transactions exempt from registration under the Securities Act of 1933, as amended, and the registration statement was required under the terms of that issuance.

Holders of Notes may sell Notes pursuant to the prospectus constituting a part of the registration statement only if they have been included as selling security holders in the prospectus or in a supplement to the prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 456 Cracker Barrel Old Country Store(R) restaurants and gift shops located in 41 states, and 84 Logan's Roadhouse(R) company-operated and 12 franchised restaurants in 17 states.

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           CRACKER BARREL OLD COUNTRY STORE(R) * LOGAN'S ROADHOUSE(R)